As filed with the Securities and Exchange Commission on October 22, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3 Registration Statement

Under the Securities Act of 1933

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	22-3203193
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

3005 First Avenue

Seattle, Washington 98121

Tel.: (206) 256-4545

Fax: (206) 256-0571

(Address, including zip code, and telephone and facsimile numbers,

including area code, of principal executive offices)

Mitchell Gold, M.D.

Chief Executive Officer

Dendreon Corporation

3005 First Avenue

Seattle, Washington 98121

(206) 256-4545

(Name, address, including zip code, and

telephone and facsimile numbers, including area code, of agent for service)

Copy to:

Christopher J. Voss

Stoel Rives LLP

One Union Square, 36th Floor

Seattle, WA 98101-3197

(206) 624-0900 (telephone)

(206) 386-7500 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common stock, par value $.001 per share, including related rights to purchase Series A junior participating preferred stock	363,265 shares	$8.725	$3,169,487	$256.41

(1)	In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares that may become issuable as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)	The proposed maximum offering price per share and maximum aggregate offering price for the shares being registered hereby is calculated in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2003

363,265 Shares

Dendreon Corporation

Common Stock

The selling stockholder is offering and selling up to 363,265 shares of our common stock under this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

The selling stockholder may sell the shares from time to time at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. For additional information on the selling stockholder’s possible methods of sale, you should refer to the section of this prospectus entitled “ Plan of Distribution” on page 6.

Our common stock is traded on the Nasdaq National Market under the symbol “DNDN.” On October 21, 2003, the closing price for our common stock was $8.80 per share.

The shares offered in this prospectus involve a high degree of risk. You should carefully consider the “Factors that Could Affect Our Results of Operations and Financial Condition” contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October [•], 2003.

You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the selling stockholder has not, authorized anyone to provide you with different information. We are not, and the selling stockholder is not, making an offer of the shares of common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Dendreon®, the Dendreon logo, DACS®, Provenge®, Mylovenge™, Myezenium™, Neuvenge™, Neuzenium™, Prozenium™ and the Antigen Delivery Cassette™ are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus are the property of their owners.

OUR BUSINESS

Dendreon Corporation is focused on the discovery and development of novel therapeutic products for the treatment of cancer. Our product pipeline includes therapeutic vaccines, monoclonal antibodies, small molecule and pro-drug product candidates. The product candidates most advanced in development are therapeutic vaccines designed to stimulate a patient’s immune system for the treatment of cancer. Provenge, our therapeutic vaccine for the treatment of prostate cancer, has advanced to Phase 3 clinical trials, the final stage of product development.

Our executive offices are located at 3005 First Avenue, Seattle, Washington, 98121, and our telephone number is (206) 256-4545. Our Internet web site address is www.dendreon.com. The contents of our web site are not part of this prospectus, and the reference to our web site does not constitute incorporation by reference into this prospectus of the information contained at that site.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events and financial and other trends affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties. There are important factors that could cause actual results to be materially different from the results expressed or implied by these forward-looking statements, including, among other things:

•	our ability to complete and achieve positive results in clinical trials;

•	our ability to develop safe and efficacious vaccines and other therapeutic products;

•	our ability to comply with existing and future regulations affecting our business and obtain regulatory approvals for our products that are under development;

•	our ability to commercialize our products that are under development;

•	the extent to which the costs of any products that we are able to commercialize will be reimbursable by third-party payors;

•	the extent to which any products that we are able to commercialize will be accepted by the market;

•	our ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	the effect that any intellectual property litigation or product liability claims may have on our business and operating and financial performance;

•	our expectations and estimates concerning our future operating and financial performance, ability to finance our business, and financing plans;

•	our reliance on corporate collaborators for research and development, manufacturing, clinical trials management and other activities, and technology licenses;

•	our dependence on single-source vendors for some of our components;

•	the impact of competition and technological change on our business;

•	our ability to recruit and retain key personnel;

•	our ability to enter into future collaboration agreements;

•	anticipated trends in our business; and

•	other risk factors set forth under “Factors that Could Affect Our Results of Operations and Financial Condition” contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus.

In addition, in this prospectus and the documents incorporated by reference into this prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, our future financial and/or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

SELLING STOCKHOLDER

In July 2003 a limited liability company that is wholly-owned by us acquired Corvas International, Inc., in two consecutive mergers. We refer to these transactions collectively as the “Combination.” As a result of the Combination,

•	Corvas’s 5.5% convertible senior subordinated promissory notes due 2006 (the “Notes”) became the obligation of the surviving entity in the Combination, a limited liability company that is wholly-owned by us, and

•	Artisan Equity Limited, the holder of the Notes, exercised its right to cause the Notes to be redeemed pursuant to a “change of control” provision of the Notes.

In accordance with the redemption terms of the Notes, we

•	paid the principal of the Notes to Artisan in cash on September 11, 2003; and

•	elected to pay accreted interest of approximately $2.4 million on the Notes in shares of our common stock.

Artisan has agreed to accept payment of the accreted interest in shares of Dendreon common stock in lieu of cash, provided that, among other things, the resale of the common stock issued in payment of the accreted interest is registered under the Securities Act. We have filed a registration statement on Form S-3, of which this prospectus forms a part, to satisfy this condition. We have agreed with Artisan to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares are no longer required to be registered for sale by Artisan.

As of October 10, 2003, Artisan beneficially owned 363,265 shares of our common stock, which includes any transferee, donee, devisee, pledgee or distributee of Artisan. All of the shares covered by this prospectus are being sold for the account of Artisan. If all shares covered by this prospectus are sold, Artisan will not hold any shares of our common stock. The shares covered by this prospectus include only the shares of common stock issued to Artisan in connection with the payment of accreted interest on the Notes.

			Ownership After Offering if All Shares Offered Hereby Are Sold
Selling Stockholder	Shares Owned Prior to Offering	Shares Being Offered	Shares	Percent
Artisan Equity Limited	363,265	363,265	0	—

Except as a holder of Corvas’s convertible senior subordinated notes, pursuant to which investment Artisan had the right to appoint one director to the board of directors of Corvas, Artisan has not had any material relationship with us or any of our affiliates within the past three years. Artisan has no right with respect to the nomination or election of our directors or those of our affiliates.

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus for Artisan Equity Limited. Artisan, which includes any transferee, donee, devisee, pledgee or distributee, is offering the shares of common stock offered by this prospectus for its own account. We will not receive any proceeds from the sale of shares of common stock by Artisan.

Artisan may, from time to time, sell all or a portion of the shares covered by this prospectus:

•	on the Nasdaq National Market, or on such other exchange or market where our stock is traded;

•	on the over-the-counter market;

•	to broker-dealers, as principals, purchasing shares for their own accounts in a market maker capacity or otherwise, and resales by the brokers or dealers for their account pursuant to their prospectus;

•	in ordinary brokerage transactions where the broker solicits purchases;

•	in privately negotiated transactions

•	in block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block, as principal, in order to facilitate the transaction; or

•	in any combination of these methods of sale.

Artisan will make such sales at fixed prices that may change, at market prices prevailing at the time of sale, at prices related to prevailing prices or at negotiated prices. Artisan is not restricted as to the price at which it may sell the shares offered by this prospectus and will act independently of us in making decisions with respect to the form, timing, manner, and size of each sale. Artisan may transfer or otherwise dispose of its shares by other means not described in this prospectus, and may elect not to sell any or all of the shares covered by this prospectus.

Artisan may effect sales by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Artisan. Artisan has informed us that no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of shares of our common stock by Artisan.

Any broker-dealer participating in such transactions as agent may receive commissions from Artisan, and if it acts as agent for the purchaser of the shares of common stock, from the purchaser. Broker-dealers may agree with Artisan to sell a specified number of shares at a stipulated price per share. To the extent that a broker-dealer is unable to do so acting as agent for Artisan, it may purchase as principal any unsold shares at the price required to fulfill its commitment to Artisan. Broker-dealers that acquire shares as principals may resell the shares from time to time in transactions that may involve block transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of the shares commissions calculated as described above.

Any broker-dealers or agents that participate with Artisan in sales of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with sales in which they participate. If any broker-dealers or agents are deemed to be “underwriters,” then any commissions they receive and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Artisan and any other persons participating in the sale or distribution of the shares of common stock offered by this prospectus will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act and related rules and regulations, including Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our common stock by Artisan or any other such person. These limitations may affect the marketability of the shares of our common stock offered by Artisan.

Upon notification by Artisan that any material arrangement has been entered into with a broker or dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer as a principal, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the material terms of the transaction.

We will pay the costs and fees of registering the shares, but Artisan will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares. We and Artisan each have agreed to indemnify the other against certain liabilities, including liabilities arising under the Securities Act, that relate to statements or omissions in the registration statement of which this prospectus forms a part.

In addition to selling its shares under this prospectus, Artisan may:

•	agree to indemnify any broker or dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

•	transfer its shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its shares pursuant to an exemption from the registration requirements under the Securities Act, rather than under this prospectus; or

•	sell its shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

LEGAL MATTERS

Stoel Rives LLP, Seattle, Washington, will pass upon the validity of the common stock being offered hereby.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference into this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements of Corvas International, Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference into this prospectus and elsewhere in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is completed:

•	Our Form 10-K/A for the fiscal year ended December 31, 2002, which was filed on April 28, 2003;

•	Our definitive proxy statement/prospectus relating to our annual stockholders’ meeting, which was filed on June 25, 2003;

•	Our Form 10-Q for the quarter ended March 31, 2003, which was filed on May 1, 2003, and our Form 10-Q for the quarter ended June 30, 2003, which was filed on August 14, 2003;

•	Our Current Reports on Form 8-K, which were filed on February 25, May 6, June 13, June 16, July 30, August 8, and our Current Report on Form 8-K/A, which was filed on September 16, 2003;

•	The description of our common stock set forth in our registration statement on Form 8-A, which was filed on May 22, 2000; and

•	The description of our Series A junior participating preferred stock, as set forth in our Form 8-K, which was filed on September 25, 2002

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

Dendreon Corporation

3005 First Avenue

Seattle, Washington 98121

(206) 256-4545

Attention: Investor Relations

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the shares of common stock to be offered and sold by this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses in connection with the offering being registered, all of which will be paid by the registrant. All amounts are estimates except the SEC registration statement filing fee.

Amount to Be Paid
SEC registration statement filing fee	$256
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Printing fees and expenses	2,000
Transfer agent fees and expenses	1,000
Miscellaneous	744

Total	$19,000

Item 15. Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The registrant’s bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide its officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The registrant maintains liability insurance for its directors and officers. Reference is also made to Section 9.8 of the Fourth Amended and Restated Stockholders’ Rights Agreement filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-31920), indemnifying certain of the registrant’s stockholders, including controlling stockholders, against certain liabilities.

Item 16. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

4.1	Specimen Common Stock certificate (3)

4.2	Rights Agreement dated as of September 18, 2002 between the registrant and Mellon Investor Services LLC (including the exhibits thereto) (4)

4.3	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock (4)

5.1	Opinion of Stoel Rives LLP

10.1	Note Purchase Agreement, dated August 18, 1999, between Corvas International, Inc., and Artisan Equity Limited (5)

10.2	Amended and Restated 5.5% Convertible Senior Subordinated Note Due 2006, in the principal amount of $6,500,000, issued to Artisan Equity Limited, dated as of July 22, 2003 (6)

10.3	Amended and Restated 5.5% Convertible Senior Subordinated Note Due 2006, in the principal amount of $3,500,000, issued to Artisan Equity Limited, dated as of July 22, 2003 (6)

10.4	Registration Rights Agreement, dated August 18, 1999, between Corvas International, Inc. and Artisan Equity Limited (5)

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of KPMG LLP, Independent Auditors

23.3	Consent of Stoel Rives LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page hereof)

(1)	Incorporated by reference to the registrant’s Form 10-Q for the quarter ended March 31, 2002, File No. 000-30681.
(2)	Incorporated by reference to the registrant’s Current Report on Form 8-K, as filed on June 13, 2003.
(3)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, File No. 333-31920.
(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed on September 25, 2002, File No. 000-30681.
(5)	Incorporated by reference to Schedule 13D, filed by Artisan Equity Limited, on August 27, 1999.
(6)	Incorporated by reference to the registrant’s Post-Effective Amendment No. 1 on Form S-3, File No. 333-102351.

Item 17. Undertakings.

(a) The	undersigned registrant hereby undertakes:

(1) To	file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on October 15, 2003.

DENDREON CORPORATION

By:	/s/ MITCHELL H. GOLD, M.D.
Mitchell H. Gold, M.D. Chief Executive Officer

Each of the undersigned hereby constitutes and appoints Mitchell H. Gold, M.D., and Martin A. Simonetti, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Dendreon Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MITCHELL H. GOLD, M.D. Mitchell H. Gold, M.D	Chief Executive Officer (Principal Executive Officer) and Director	October 15, 2003

/s/ CHRISTOPHER S. HENNEY, Ph.D., D.Sc. Christopher S. Henney, Ph.D., D.Sc.	Executive Chairman of the Board of Directors	October 15, 2003

/s/ MARTIN A. SIMONETTI Martin A. Simonetti	Chief Financial Officer (Principal Financial and Accounting Officer)	October 15, 2003

Susan Bayh	Director

/s/ GERARDO CANET Gerardo Canet	Director	October 15, 2003

Bogdan Dziurzynski	Director

/s/ TIMOTHY HARRIS, Ph.D. Timothy Harris, Ph.D.	Director	October 15, 2003

/s/ M. BLAKE INGLE M. Blake Ingle	Director	October 15, 2003

Ruth Kunath	Director

/s/ DAVID L. URDAL, Ph.D. David L. Urdal, Ph.D.	Director	October 15, 2003

/s/ DOUGLAS WATSON Douglas Watson	Director	October 15, 2003